EXHIBIT 1(G)

WILSHIRE TARGET FUNDS, INC.
ARTICLES SUPPLEMENTARY

        WILSHIRE TARGET FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: In accordance with procedures established in the Corporation's Charter and pursuant to Section 2-208 of Maryland General Corporate Law, the Board of Directors of the Corporation, by resolution dated June 7, 1999, duly reclassifies twenty million (20,000,000) shares of the authorized common stock of the Corporation as follows:

                                                                Authorized
                                                                  Shares
   Former Classification      New Classification                Allocated

   Unclassified               Wilshire 5000 Index Portfolio-    10,000,000
                              Qualified Class

   Unclassified               Wilshire 5000 Index Portfolio-    10,000,000
                              Horace Mann Class Shares


        SECOND: The shares of the Corporation reclassified pursuant to Article First of these Articles Supplementary have been classified by the Board of Directors under the authority contained in the Charter of the Corporation.


        THIRD: Immediately prior to the effectiveness of these Articles Supplementary of the Corporation, the Corporation had authority to issue six hundred million (600,000,000) shares of Common Stock of the par value of $0.001 per share and of the aggregate par value of six hundred thousand dollars ($600,000), classified as follows:

                       Previous Classification of Shares

                                                                Number of
      Name of Portfolio          Class Designation          Shares Classified

   Large Company Growth          Investment Class Shares       50,000,000
   Portfolio
                                 Institutional Class Shares    50,000,000


   Large Company Value           Investment Class Shares       50,000,000
   Portfolio
                                 Institutional Class Shares    50,000,000


   Small Company Growth          Investment Class Shares       50,000,000
   Portfolio
                                 Institutional Class Shares    50,000,000


   Small Company Value           Investment Class Shares       50,000,000
   Portfolio
                                 Institutional Class Shares    50,000,000


    Wilshire 5000 Index          Investment Class Shares       50,000,000
    Portfolio
                                 Institutional Class Shares    50,000,000


    Unclassified                                              100,000,000

                                                              600,000,000



        As supplemented hereby, the Corporation's Articles of Incorporation authorize the issuance of six hundred million (600,000,000) shares of Common Stock of the par value of $0.001 per share and of the aggregate par value of six hundred thousand dollars ($600,000), classified as follows:

                           Current Classification of Shares

                                                               Number of
      Name of Portfolio          Class Designation          Shares Classified

   Large Company Growth          Investment Class Shares       50,000,000
   Portfolio
                                 Institutional Class Shares    50,000,000


   Large Company Value           Investment Class Shares       50,000,000
   Portfolio
                                 Institutional Class Shares    50,000,000


   Small Company Growth          Investment Class Shares       50,000,000
   Portfolio
                                 Institutional Class Shares    50,000,000


   Small Company Value           Investment Class Shares       50,000,000
   Portfolio
                                 Institutional Class Shares    50,000,000


    Wilshire 5000 Index          Investment Class Shares       50,000,000
    Portfolio
                                 Institutional Class Shares    50,000,000


    Wilshire 5000 Index          Qualified Class Shares        10,000,000
    Portfolio
                                 Horace Mann Class Shares      10,000,000


    Unclassified                                               80,000,000

                                                              600,000,000

        FOURTH: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each share of each class of the Wilshire 5000 Index Portfolio (the "Portfolio") shall be as set forth in Article Fifth (5) of the Corporation's Articles of Incorporation, and shall be subject to all provisions of the Articles of Incorporation, relating generally to the Corporation's Common Stock and to the following:

(1) Assets of the Portfolio attributable to the Institutional Class shares (the "Institutional Class") of the Portfolio, assets of the Portfolio attributable to the Investment Class shares (the "Investment Class") of the Portfolio, assets of the Portfolio attributable to the Horace Mann Class shares (the "Horace Mann Class") and assets of the Portfolio attributable to the Qualified Class shares (the "Qualified Class") of the Portfolio shall be invested in the same investment portfolio, together with any other class of shares of the Portfolio.

(2) As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Institutional Class, the Investment Class, the Horace Mann Class and the Qualified Class of the Portfolio, respectively, shall be determined separately from each other and from those attributable to any other class of shares of the Portfolio or of the Corporation and, accordingly, the net asset values, the dividends and distributions payable to holders, and the amounts distributable in the event of liquidation of the Portfolio or the Corporation to holders of shares of the various classes may vary between and among the classes. Except for these differences, and certain other differences set forth hereinafter or elsewhere in the Charter of the Corporation, the Institutional Class, the Investment Class, the Horace Mann Class and the Qualified Class shares of the Portfolio shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

(3) The dividends and distributions of investment income and capital gains with respect to the Institutional Class, the Investment Class, the Horace Mann Class and the Qualified Class shares of the Portfolio shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between and among the classes of shares of the Portfolio to reflect differing allocations of the expenses and liabilities of the Corporation among the classes of shares of the Portfolio and any resultant differences between the net asset values per share of the respective classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and losses, capital gains and losses, and expenses and liabilities of the Portfolio and the Corporation between and among the classes of shares of the Portfolio and any other class of the Corporation's shares shall be determined by the Board of Directors in a manner that is consistent with applicable law.

(4) Except as may otherwise be required by law, the holders of the Institutional Class, the Investment Class, the Horace Mann Class and the Qualified Class shares, respectively, of the Portfolio shall each have (i) except as set forth below, the same voting rights as the holders of other classes of shares of the Portfolio, (ii) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the Institutional Class, Investment Class, Horace Mann Class or Qualified Class shares, respectively, of the Portfolio, including, without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Plan"), applicable to the Institutional Class, the Investment Class, the Horace Mann Class or the Qualified Class shares, respectively, of the Portfolio (iii) no voting rights with respect to the provisions of any Plan applicable solely to one or more other classes of shares of the Portfolio or of the Corporation, or with respect to any other matter submitted to a vote of stockholders that does not affect holders of the Institutional Class, the Investment Class, the Horace Mann Class or the Qualified Class shares, as the case may be of the Portfolio and (iv) to the extent required by law, separate voting rights with respect to any matters submitted to a vote of stockholders.

(5) Without limiting the power of the Corporation pursuant to Article Eighth subsection (g) of the Corporation's Articles of Incorporation with respect to the redemption, at the option of the Corporation, of Investment Class or Institutional Class or other class shares of the Portfolio or of the Corporation, the Corporation, pursuant to action of the Board of Directors, may cause the redemption, upon the terms set forth in such action and in subsections
(a) through (e) and subsections (h) and (i) of Article EIGHTH of the Articles of Incorporation of the Corporation, of the Horace Mann Class and Qualified Class shares of the Portfolio owned by stockholders whose shares have an aggregate net asset value of two million dollars ($2,000,000) or less, or such other greater or lesser amount as may be fixed from time to time by the Board of Directors, which amount may differ from the amount established for comparable purposes with respect to the Investment Class or Institutional Class or other classes of shares of the Portfolio and may also differ from the amount established for comparable purposes with respect to the Horace Mann Class or Qualified Class shares of any other portfolio of the Corporation. Notwithstanding any other provision of the Charter of the Corporation, if certificates representing such Horace Mann Qualified Class shares have been issued, the redemption price need not be paid by the Corporation until such certificates are presented in proper form for transfer to the Corporation or the agent of the Corporation appointed for such purpose; however, the redemption shall be effective, in accordance with the action of the Board of Directors, regardless of whether or not such presentation has been made.

        IN WITNESS WHEREOF, Wilshire Target Funds, Inc. has caused these Articles Supplementary to be signed, and witnessed, in its name and on its behalf by its undersigned officers who acknowledge that these Articles Supplementary are the act of the Corporation; that to the best of their knowledge, information, and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects; and that this statement is made under the penalties of perjury.

Date: June 7, 1999
WILSHIRE TARGET FUNDS, INC.

        By: /s/ Thomas D. Stevens
Name:  Thomas D. Stevens
Title:   President

WITNESS:


By: /s/ Julie Tedesco
Name:  Julie Tedesco
Title:    Assistant Secretary